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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report
(Date of earliest event reported):              July 12, 2008
                                                -------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)


   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ---------------------------------------------        ----------
    (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code  (212)563-4141
                                                    --------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.



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Item 7.01 Regulation FD Disclosure
-----------------------------------

In anticipation of the signing of the formal agreement for the proposed Omagine Project, on July 12, 2008 the Company delivered its completed Standard Development Agreement ("Standard DA") to the Ministry of Tourism ("MOT") for final review and approval.

This Standard DA incorporates the specific terms for the Omagine Project that were recently agreed to in writing between the Government of Oman and the Company as well as the identities of the Omani investors. Conclusion of this Standard DA followed discussions with the MOT and the Company's attorneys over the past few months to effect the conversion of the earlier Final Draft Agreement into the format of the Standard DA as required by the MOT.

Review by the MOT and its legal staff is underway. The Company believes this review can be accomplished very rapidly but cannot control bureaucratic delays. No adverse developments have occurred since the last corporate update to shareholders and the delays incurred are viewed as normal bureaucratic process.

Since the last corporate update the Company has finalized written agreements with three Omani investors, one of whom is the office of Royal Court Affairs which is the personal representative of His Majesty the Sultan.



                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 14, 2008

                                 Omagine, Inc.
                              ---------------------------------
                                (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer